Exhibit 10.1

PROVIDENT FINANCIAL HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

ISO No. _____

This Option is granted on _______________, (the "Grant Date"), by Provident Financial Holdings, Inc. (the "Company"), to _______________ (the "Optionee"), in accordance with the following terms and conditions:

1.  Option Grant and Exercise Period.  The Company hereby grants to the Optionee an Incentive Stock Option (“Option”) to purchase, pursuant to the Provident Financial Holdings, Inc. 2010 Equity Incentive Plan, as the same may be amended from time to time (the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of ___ shares (the "Option Shares") of the common stock of the Company ("Common Stock") at the price of $______ per share (the "Exercise Price").  A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached to this Award Agreement.

This Option shall be exercisable only during the period (the "Exercise Period") commencing on the dates set forth in Section 2 below, and ending at 5:00 p.m., Riverside, California time, on the date ten years after the Grant Date, such later time and date being hereinafter referred to as the "Expiration Date, " subject to earlier expiration in accordance with Section 5 in the event of a Termination of Service.  The aggregate Fair Market Value (as determined on the Grant Date) of the Option Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed One Hundred Thousand Dollars ($100,000.00).  To the extent that this Option does not qualify as an Incentive Stock Option for any reason, it shall be deemed ab initio to be a Non-Qualified Stock Option.

2.  Method of Exercise of This Option.  This Option may be exercised during the Exercise Period, with respect to not more than the cumulative number of Option Shares set forth below on or after the dates indicated, by giving written notice to the Company as hereinafter provided specifying the number of Option Shares to be purchased.  The number of Option Shares that are exercisable on a particular date pursuant to this Section 2 shall not be accelerated by the Committee (as defined in the Plan) except in connection with a change in control as set forth in Section 9 of this Award Agreement, or in the event of the death or disability of the Optionee.

Cumulative Number of Option
Shares Exercisable	Date

The notice of exercise of this Option shall be in the form prescribed by the Committee referred to in Article IV of the Plan and directed to the address set forth in Section 12 below.  The date of exercise is the date on which such notice is received by the Company.  Such notice shall be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise.  Payment shall be made (i) in cash, which may be in the form of a check, money order, cashier's check or certified check, payable to the Company, or (ii) by delivering shares of Common Stock already owned by the Optionee having a Fair Market Value equal to the Exercise Price, or (iii) a combination of cash and such shares.  Promptly after such payment, subject to Section 3 below, the Company shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another in such form of joint ownership as requested by the Optionee (or such other person) pursuant to applicable state law.

3.  Delivery and Registration of Shares of Common Stock.  The Company's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the Optionee's compliance with the terms and provisions of Article V of the Plan.

4.  Nontransferability of This Option.  This Option may not be assigned, encumbered, transferred, pledged or hypothecated except, in the event of the death of the Optionee, by will or the applicable laws of descent and distribution to the extent provided in Section 5 below.  This Option is exercisable during the Optionee's lifetime only by the Optionee or a person acting with the legal authority of the Optionee.  The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Company and any person acting with the legal authority of the Optionee or to whom this Option is transferred by will or by the laws of descent and distribution.

5.  Termination of Service or Death of the Optionee.  Except as provided in this Section 5 and Section 9 below, and notwithstanding any other provision of this Option to the contrary, this Option shall be exercisable only if the Optionee has not incurred a Termination of Service at the time of such exercise.

If the Optionee incurs a Termination of Service for any reason excluding death and Termination of Service for Cause, the Optionee may, but only within the period of three months (or one year in the case of disability, as defined in Section 22(e)(3) of the Code) immediately succeeding such Termination of Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option on the date of Termination of Service.  If the Optionee incurs a Termination of Service for Cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of his termination, except as provided in Section 9 below.

In the event of the death of the Optionee prior to the Optionee's Termination of Service or during the three-month period referred to in the immediately preceding paragraph, the person or persons to whom the Option has been transferred by will or by the laws of descent and distribution may, but only to the extent the Optionee was entitled to exercise this Option on the date of the Optionee's death, exercise this Option at any time within one year following the death of the Optionee, but in no event after the Expiration Date.  Following the death of the Optionee, the Committee may, in its sole discretion, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution, the amount by which the Fair Market Value per share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised.  Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan.

6.  Notice of Sale.  The Optionee or any person to whom the Option Shares shall have been transferred shall promptly give notice to the Company in the event of the sale or other disposition of Option Shares within the later of (i) two years from the Grant Date or (ii) one year

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from the date of exercise of this Option.  Such notice shall specify the number of Option Shares sold or otherwise disposed of and be directed to the address set forth in Section 12 below.

7.  Adjustments for Changes in Capitalization of the Company.  In the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, consolidation, combination or exchange of shares, merger, or any other change in the corporate structure of the Company or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

8.  Effect of Merger or Other Reorganization.  In the event of any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Optionee shall have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the Fair Market Value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised.  Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

9.  Effect of Change in Control.  If a tender offer or exchange offer for shares of the Company (other than such an offer by the Company) is commenced, or if a Change in Control shall occur, and the Optionee thereafter incurs a Termination of Service for any reason whatsoever, this Option shall (to the extent it is not then exercisable) become exercisable in full upon the happening of such events; provided, however, that this Option shall not become exercisable to the extent that it has previously been exercised or otherwise terminated.

10.  Stockholder Rights Not Granted by This Option.  The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Company or to notice of meetings of stockholders or to notice of any other proceedings of the Company.

11.  Withholding Tax.  Where the Optionee or another person is entitled to receive Option Shares pursuant to the exercise of this Option, the Company shall have the right to require the Optionee or such other person to pay to the Company the amount of any taxes which the Company or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld, or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Company to satisfy the Company's tax withholding requirements.

12.  Notices.  All notices to the Company shall be delivered or mailed to it addressed to the Secretary of Provident Financial Holdings, Inc., 3756 Central Avenue, Riverside, California 92506.  Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below.  Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Company or to the Optionee, as the case may be.

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13.  Plan and Plan Interpretations as Controlling.  This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling.  Capitalized terms used herein which are not defined in this Award Agreement shall have the meaning ascribed to such terms in the Plan.  All determinations and interpretations made in the discretion of the Committee shall be final and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

14.  Optionee Service.  Nothing in this Option shall limit the right of the Company or any of its Affiliates to terminate the Optionee's service as a director, advisory director, or employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services of the Optionee.

15.  Amendment.  The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Award Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision hereof which may adversely affect the Optionee without the Optionee's (or his legal representative's) written consent.

16. Optionee Acceptance.  The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Company at the address set forth in Section 12 above.

IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed as of the date first above written.

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PROVIDENT FINANCIAL HOLDINGS, INC.

By: ______________________________________
Its: ______________________________________

ACCEPTED:

_________________________________________
(Signature)

_________________________________________
(Street Address)

_________________________________________
(City, State and Zip Code)

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